      As filed with the Securities and Exchange Commission on _____________

                                                      Registration No. _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           59-2663954
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification Number)


              2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                    (Address of principal executive offices)

               VIKING OFFICE PRODUCTS EMPLOYEE SHARE PURCHASE PLAN
                FOR EMPLOYEES OF VIKING OFFICE PRODUCTS PTY LTD.

               OFFICE DEPOT, INC. LONG-TERM EQUITY INCENTIVE PLAN

                            (Full title of the plans)

                             MR. BARRY J. GOLDSTEIN
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (438) 278-4800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                           Proposed Maximum        Proposed Maximum
Title of Securities      Amount to be     Offering Price Per      Aggregate Offering            Amount of
 to be Registered        Registered(1)        Share(2)                  Price(2)            Registration Fee(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01        127,000
par value per share       shares               $36.25                $4,603,750.00              $1,279.84
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the plans.

(2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on December 28, 1998.

         The purpose of this Registration Statement is to reflect the registration of 2,000 shares of Common Stock of the Registrant to be issued pursuant to the Viking Office Products Employee Share Purchase Plan for Employees of Viking Office Products Pty Ltd, and to reflect the registration of 125,000 additional shares of Common Stock of the Registrant to be issued pursuant to Office Depot, Inc. Long-Term Equity Incentive Plan, and to clarify that the allocation of the 5,500,000 shares registered pursuant to previously filed Registration Statement No. 333-68081 is 125,000 shares for the Viking Direct Savings Related Share Option Scheme and 5,375,000 for the Office Depot Long Term Equity Incentive Plan.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION BY REFERENCE

                  This Registration Statement relates to shares of Common Stock, $.01 par value (the "Common Stock"), of Office Depot, Inc. (the "Company") to be offered pursuant to exercise of options pursuant to the Viking Office Products Employee Share Purchase Plan for Employees of Viking Office Products Pty Ltd and the Office Depot Long Term
         Equity Incentive Plan (the "Plans").

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.

                  1. Annual Report on Form 10-K for the Fiscal Year ended December 27, 1997.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in (1) above.

                  3. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on December 28, 1998.

                                            OFFICE DEPOT, INC.

                                            By:   /s/ David I. Fuente
                                                  ------------------------------
                                                  David I. Fuente
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 1998.

                SIGNATURE                                CAPACITY

/s/ David I. Fuente
----------------------------------            Chairman of the Board and Chief Executive
David I. Fuente                               Officer (Principal Executive Officer)

/s/ John C. Macatee
----------------------------------            President and Chief Operating Officer and
John C. Macatee                               Director

/s/ Barry J. Goldstein
----------------------------------            Chief Financial Officer and Executive Vice
Barry J. Goldstein                            President-Finance (Principal Financial Officer)

/s/ Irwin Helford                             Vice Chairman and Director
---------------------------------
Irwin Helford


/s/ M. Bruce Nelson                           Corporate Executive Officer and Director
---------------------------------
M. Bruce Nelson

/s/ Lee A. Ault, III
---------------------------------             Director
Lee A. Ault, III

/s/ Neil R. Austrian                          Director
---------------------------------
Neil R. Austrian

/s/ Cynthia R. Cohen                          Director
---------------------------------
Cynthia R. Cohen


/s/ W. Scott Hedrick                          Director
---------------------------------
W. Scott Hedrick


/s/ James L. Heskett                          Director
---------------------------------
James L. Heskett

/s/ Michael J. Myers                          Director
---------------------------------
Michael J. Myers


/s/ Frank P. Scruggs, Jr.
---------------------------------             Director
Frank P. Scruggs, Jr.


/s/ Peter J. Solomon                          Director
---------------------------------
Peter J. Solomon

                                INDEX TO EXHIBITS

                                                                                SEQUENTIALLY
EXHIBIT                                                                           NUMBERED
  NO.            DESCRIPTION OF EXHIBIT                                             PAGE
-------          ----------------------                                         ------------
5.1              Opinion of Kirkland & Ellis                                        ___

23.1             Independent Auditors Consent                                       ___

23.2             Consent of Kirkland & Ellis (contained in their opinion            ___
                 filed as Item 5.1)



































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